UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 9, 2019

Aerohive Networks, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36355	20-4524700
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1011 McCarthy Boulevard

Milpitas, California 95035

(Address of principal executive offices, including zip code)

(408) 510-6100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	HIVE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) of Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.02	Termination of a Material Definitive Agreement.

As previously disclosed, Aerohive Networks, Inc., a Delaware corporation (“Aerohive”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), dated as of June 26, 2019, with Extreme Networks, Inc., a Delaware corporation (“Extreme”) and Clover Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Extreme (the “Purchaser”).

In connection with the completion of the Offer and the Merger (each as defined below), on August 9, 2019, all amounts due and owing under that certain Amended and Restated Loan and Security Agreement (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), dated as of February 18, 2016, by and between Aerohive and Silicon Valley Bank, were repaid and the Credit Agreement was terminated. The material terms of the Credit Agreements are described in the section entitled “Item 1. Financial Statements—Notes to Condensed Consolidated Financial Statements—Debt” in Aerohive’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (the “SEC”) on July 30, 2019 and are incorporated by reference into this Item 1.02. The foregoing description is qualified in its entirety by reference to the text of the Credit Agreement and subsequent amendments thereto, which are attached as Exhibits 10.16, 10.17 and 10.18 to Aerohive’s Annual Report on Form 10-K filed with the SEC on March 1, 2019 and are incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

Pursuant to the Merger Agreement, on July 12, 2019, Extreme and the Purchaser commenced a tender offer (the “Offer”) to purchase all of the issued and outstanding shares of common stock, $0.001 par value per share, of Aerohive (the “Shares”), for $4.45 per Share in cash (the “Offer Price”), without interest, and subject to any applicable withholding of taxes.

The Offer and withdrawal rights expired at midnight (New York City time) at the end of the day on August 8, 2019 (the “Expiration Date”). Computershare Inc., in its capacity as depositary and paying agent for the Offer, indicated that a total of 47,053,536 Shares were validly tendered and not properly withdrawn pursuant to the Offer as of the Expiration Date, representing approximately 81.14% of the outstanding Shares. The number of Shares tendered satisfied the condition of the Offer that there be validly tendered in the Offer and not properly withdrawn prior to the Expiration Date, that number of Shares which, together with the number of Shares (if any) then owned by Extreme or any of its wholly-owned direct or indirect subsidiaries, including the Purchaser, represents at least a majority of the Shares then outstanding (determined in accordance with the Merger Agreement) and no less than a majority of the voting power of the shares of capital stock of Aerohive then outstanding (determined in accordance with the Merger Agreement) and entitled to vote upon the adoption of the Merger Agreement and approval of the Merger (excluding from the number of tendered Shares, but not from the number of outstanding Shares, Shares tendered pursuant to guaranteed delivery procedures (to the extent such procedures are permitted by the Purchaser) that have not yet been delivered in settlement or satisfaction of such guarantee). All other conditions of the Offer having been satisfied, on August 9, 2019, the Purchaser accepted for payment and will promptly pay for all Shares validly tendered and not properly withdrawn pursuant to the Offer.

On August 9, 2019, Extreme completed its acquisition of Aerohive pursuant to the terms of the Merger Agreement. On such date, the Purchaser merged with and into Aerohive (the “Merger”), without a vote of the stockholders of Aerohive in accordance with Section 251(h) of the Delaware General Corporation Law (the “DGCL”), with Aerohive continuing as the surviving corporation and a wholly-owned subsidiary of Extreme. As of the effective time of the Merger (the “Effective Time”), by virtue of the Merger, each issued and outstanding Share (other than Shares (i) owned by or held in the treasury of Aerohive, or owned by Extreme or any direct or indirect wholly-owned subsidiaries of Extreme (including the Purchaser) or Aerohive, which Shares were automatically cancelled and ceased to exist, or (ii) held by any person who was entitled to and has properly demanded appraisal for such Shares in accordance with Section 262 of the DGCL) was converted into the right to receive an amount equal to the Offer Price, payable to the holder thereof in cash, without interest, and subject to any applicable withholding of taxes. As a result of the Merger, Aerohive will cease to be a publicly traded company on the New York Stock Exchange (“NYSE”), and Aerohive intends to take steps to cause the termination of the registration of the Shares under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and to suspend all of Aerohive’s reporting obligations under the Exchange Act as promptly as practicable.

The aggregate cash consideration to be paid in the Offer and the Merger is approximately $272 million.

The foregoing descriptions of the Offer, the Merger and the Merger Agreement in this Item 2.01 do not purport to be complete and are subject to and qualified in their entirety by reference to the full text of the Merger Agreement, a copy of which was filed as Exhibit 2.1 to Aerohive’s Current Report on Form 8-K, filed with the SEC on June 26, 2019, and is incorporated herein by reference.

The information set forth in Items 3.03, 5.01 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continuing Listing Rule or Standard; Transfer of Listing.

Before the market opened on August 9, 2019, in connection with the consummation of the Offer and the Merger, Aerohive (i) notified NYSE of the consummation of the Merger, (ii) requested that the trading of Shares on NYSE be halted prior to market open on August 9, 2019, and suspended effective August 9, 2019, and (iii) requested that NYSE file with the SEC a Form 25 Notification of Removal from Listing and/or Registration to delist and deregister the Shares under Section 12(b) of the Exchange Act. Aerohive intends to file with the SEC a Certification and Notice of Termination on Form 15 requesting the deregistration of the Shares under Section 12(g) of the Exchange Act and that Aerohive’s reporting obligations under Section 13 and 15(d) of the Exchange Act be suspended. The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.01.

Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth in Item 2.01, 3.01, 5.01 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01	Change in Control of Registrant.

At the Effective Time, the Purchaser merged with and into Aerohive, with Aerohive continuing as the surviving corporation and a wholly-owned subsidiary of Extreme. As a result of the completion of the Offer and the Merger, a change of control of Aerohive occurred. Extreme provided the Purchaser with the necessary funds to fund the Offer and the Merger through available cash on hand and the proceeds from certain credit facilities Extreme entered into in connection with the Merger. The information contained in Items 2.01and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Merger and as contemplated by the Merger Agreement, upon the consummation of the Merger, the directors of the Purchaser, Katy Motiey and Rémi Thomas, became the only directors of Aerohive and the only officer of the Purchaser, Katy Motiey, became the only officer of Aerohive. Effective as of the Effective Time, each of Ingrid Burton, Remo Canessa, David K. Flynn, Curt Garner, Frank Marshall, John Gordon Payne and Conway “Todd” Rulon-Miller tendered their respective resignations as directors from the board of directors of Aerohive and from all committees of the board of directors of Aerohive on which such directors served and each of David K. Flynn, Alan Cuellar Amrod, John Ritchie and Steve Debenham tendered their respective resignations as officers of Aerohive. Effective as of immediately prior to, and contingent upon the occurrence of, the completion of the Merger, Aerohive terminated the employment of Alan Cuellar Amrod, Steve Debenham, David K. Flynn, Ron Gill, Valerie Junger, Paul McNulty, John Merrill, David Opperthauser and John Ritchie.

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.02.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As described in the Merger Agreement, at the Effective Time, the certificate of incorporation and bylaws of Aerohive were amended and restated. Copies of the amended and restated certificate of incorporation and bylaws are attached hereto as Exhibit 3.1 and Exhibit 3.2, respectively, and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated June 26, 2019, by and among Aerohive Networks, Inc., Extreme Networks, Inc. and Clover Merger Sub, Inc. (Certain schedules and annexes referenced in the Agreement and Plan of Merger have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or annex will be furnished as a supplement to the U.S. Securities and Exchange Commission upon request.)

3.1	Amended and Restated Certificate of Incorporation of Aerohive Networks, Inc.

3.2	Amended and Restated Bylaws of Aerohive Networks, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AEROHIVE NETWORKS, INC.

By:	/s/ Katy Motiey
Name:	Katy Motiey
Title:	President and Chief Executive Officer

Date: August 9, 2019